Exhibit 99.1

Dragonfly Energy Announces Significant Corporate Actions and Reports Fourth Quarter and Full Year 2025 Preliminary Results

Full Year 2025 Revenue Increased 16% Driven By 34% Growth in OEM Sales

Announces Reduction of Expenses, Improved Cost Structure and Accelerated Path to Profitability While
Providing Greater Alignment with Shareholders

Targets Positive Adjusted EBITDA at $70 Million Annual Revenue Run Rate

Fourth Quarter and Full Year 2025 Financial Highlights

●	Net sales were $13.1 million and $58.6 million.
●	OEM net sales were $8.1 million and $36.9 million.
●	Gross Margin was 18.2% and 26.7%.
●	Net Loss was $(45.0) million and $(69.9) million.
●	Adjusted EBITDA was $(3.8) million and $(11.8) million.

RENO, NEVADA (March 16, 2026) — Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) (“Dragonfly Energy” or the “Company”), an industry leader in energy storage and battery technology and maker of Battle Born Batteries®, today announced significant corporate actions and reported financial and operational results for the fourth quarter and full year ended December 31, 2025.

“The fourth quarter capped a year of meaningful progress for Dragonfly Energy,” commented Dr. Denis Phares, Chief Executive Officer. “In 2025, we strengthened our balance sheet through decisive capital actions, expanded key RV and heavy-duty trucking partnerships, and delivered solid year-over-year revenue growth despite continued market headwinds. We also advanced strategic initiatives across product development and manufacturing, which we believe support the continued adoption of our solutions and position the Company for long-term growth.”

“Earlier this month, we implemented a series of actions intended to significantly improve our cost structure and sharpen our focus on commercial markets as our customer base continues to evolve toward OEM, trucking, and industrial channels,” continued Dr. Phares. “We believe these steps position Dragonfly Energy to operate more efficiently while aligning the organization with the areas where we are seeing the strongest long-term demand.”

“As we approach the second quarter of 2026, we remain focused on expanding OEM relationships, improving operational efficiency, and strengthening our financial foundation to support our path to sustainable profitability.”

Strategic Cost Realignment

In March 2026, Dragonfly Energy implemented a strategic cost realignment designed to reduce operating expenses, better align incentives with shareholders and sharpen the Company’s focus on its commercial channels, including OEM, trucking, and industrial end markets. The Company expects the initiative to generate approximately $8.9 million in annualized savings. Key elements of the initiative include:

●	Board and Executive Leadership Compensation Adjustments: Each member of Dragonfly’s executive leadership team and Board of Directors has agreed to reduce their cash compensation by approximately 20% for the remainder of fiscal 2026, effective April 1, 2026. In lieu of cash compensation, they have received equity-based incentives, aligning incentives with long-term shareholder value.

●	Workforce and Compensation Adjustments: Dragonfly is implementing a 20% reduction in total payroll expense through a combination of targeted workforce reductions and salary adjustments. Non-executive employees participating in salary reductions have received equity-based compensation.

●	Reduction in Discretionary Spending: The Company is reducing discretionary spending, including a reduction in DTC-focused marketing expenses, as it shifts resources towards growing commercial revenues.

●	Facility Consolidation: Dragonfly is consolidating its rental space, which is expected to result in a $4.0 million reduction in expenses.

Fourth Quarter 2025 Financial and Operating Results

(All financial result comparisons made are against the prior-year period unless otherwise noted)

	Net Sales by Customer Type
	(in thousands)

	Fiscal Quarter Ended
	December 31, 2025	December 31, 2024	Change (YoY)
OEM	$8,114	$6,236	30.1%
DTC	$4,695	$5,725	-18.0%
Licensing Fee	$250	$250	0%
Net Sales	$13,059	$12,212	6.9%

Net sales increased 6.9% to $13.1 million. OEM net sales grew 30.1% to $8.1 million, led by continued strong adoption of our products at the factory level. DTC net sales were $4.7 million compared to $5.7 million, reflecting ongoing macroeconomic pressures and lessening corporate focus on DTC sales.

Gross profit was $2.4 million, with a gross margin of 18.2%, compared to gross profit of $2.5 million and gross margin of 20.8%. The year-over-year declines were due to a year-end inventory adjustment and lower volumes. Operating Expenses were $12.6 million, compared to $9.7 million. The increase was primarily related to one-time expenses associated with the debt restructure, as well as loss on lease impairment and settlements.

The Company reported a Net Loss of $(45.0) million, or $(14.92) per diluted share, compared to Net Loss of $(9.8) million or $(13.89) per diluted share. Adjusted EBITDA excluding stock-based compensation, changes in the fair market value of our warrants, and other one-time expenses, was $(3.8) million, compared to $(2.3) million. Adjusted EBITDA was impacted by a year-end inventory valuation adjustment.

Adjusted EBITDA is a non-GAAP measure and should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”). Please refer to the reconciliation of Adjusted EBITDA to its nearest GAAP measure in this release.

Full Year 2025 Financial and Operating Results

(All financial result comparisons made are against the prior-year period unless otherwise noted)

	Net Sales by Customer Type
	(in thousands)

	Fiscal Year Ended
	December 31, 2025	December 31, 2024	Change (YoY)
OEM	$36,934	$27,612	33.8%
DTC	$20,696	$22,616	-8.5%
Licensing	$1,000	$417	139.8%
Net Sales	$58,630	$50,645	15.8%

Net Sales increased 15.8% to $58.6 million. OEM net sales increased 33.8%, led by increased product adoption and new customer acquisitions. DTC net sales declined to $20.7 million, from $22.6 million, reflecting continued softness in the RV market due to continued macroeconomic pressures.

Gross Profit increased 34.6% to $15.6 million and gross margin expanded 370 basis points to 26.7%, reflecting higher sales volumes. Operating Expenses were $(38.8) million, compared to $(37.4) million.

The Company reported a Net Loss of $(69.9) million, or $(14.80) per diluted share, compared to a Net Loss of $(40.6) million or $(59.15) per diluted share. Adjusted EBITDA excluding stock-based compensation, changes in the fair market value of the Company’s warrants, and other one-time expenses, was negative $(11.8) million, compared to negative $(18.5) million.

The fourth quarter and full year 2025 financial and operating results are preliminary and are subject to finalization and adjustment in connection with the audit of the financial statements for the fiscal year ended December 31, 2025 and the preparation of the Company’s Annual Report on Form 10-K for the three months and fiscal year ended December 31, 2025. The preliminary financial results included in this press release have been prepared by, and are the responsibility of, the Company’s management. During the course of the preparation of the Company’s financial statements and related notes as of and for the three months and full year ended December 31, 2025, the Company may identify items that would require it to make material adjustments to the preliminary financial results presented herein. As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and reviewed by the Company’s independent registered public accounting firm.

Summary and Outlook

“In 2025, we took important steps to strengthen the business, substantially improving our balance sheet while expanding our customer base and product portfolio. Together with our ongoing operational initiatives, newly implemented cost realignment, and enhanced focus on commercial revenues, we believe Dragonfly Energy is positioned to achieve profitability and deliver long-term value for shareholders.”

“For the first quarter of 2026, we anticipate revenue of $9.5 million and adjusted EBITDA loss of $4.6 million. First quarter results are expected to reflect softer than anticipated conditions in the RV market, particularly in January, along with a slower-than-expected ramp in the trucking segment. Activity has shown signs of stabilizing, and we expect operating leverage to improve as the year progresses,” concluded Dr. Phares.

Q1 2026 Guidance

●	Net Sales of approximately $9.5 million.
●	Adjusted EBITDA of approximately $(4.6) million*

* The Company cannot reconcile its expected adjusted operating EBITDA under “Q1 2026 Guidance” without unreasonable effort because certain items that impact net (loss) income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time. Actual results may vary from the guidance and the variations may be material.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial measures including EBITDA and Adjusted EBITDA as a supplement to GAAP financial information to enhance the overall understanding of the Company’s financial performance and to assist investors in evaluating the Company’s results of operations, period over period. Adjusted non-GAAP measures exclude significant unusual items. Investors should consider these non-GAAP measures as a supplement to, and not a substitute for financial information prepared on a GAAP basis.

EBITDA is defined as earnings before interest and other income (expenses), income taxes, and depreciation and amortization. Adjusted EBITDA is calculated as EBITDA adjusted for stock-based compensation, change in fair market value of warrant liabilities, non-recurring costs associated with strategic financing, reverse stock split, litigation and loss on settlement. Adjusted EBITDA is a performance measure that the Company believes is useful to investors and analysts because it illustrates the underlying financial and business trends relating to the Company’s core, recurring results of operations and enhances comparability between periods.

Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of net loss or other results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay taxes;

●	Although amortization and depreciation are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which the Company may adjust in historical periods; and

●	Other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Webcast Information

The Dragonfly Energy management team will host a conference call to discuss its fourth quarter and full year 2025 financial and operational this afternoon, March 16, 2026 at 4:30 PM Eastern Time. The call can be accessed live via webcast by clicking here, or through the Events and Presentations page within the Investor Relations section of Dragonfly Energy’s website at https://investors.dragonflyenergy.com/events-and-presentations/default.aspx. The call can also be accessed live via telephone by dialing (646) 564-2877, toll-free in North America (800) 549-8228, or for international callers +1 (289) 819-1520, and referencing conference ID: 41799. Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event.

An archive of the webcast will be available for a period of time shortly after the call on the Events and Presentations page on the Investor Relations section of Dragonfly Energy’s website, along with the earnings press release.

About Dragonfly Energy

Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) is a comprehensive lithium battery technology company, specializing in cell manufacturing, battery pack assembly, and full system integration. Through its renowned Battle Born Batteries® brand, Dragonfly Energy has established itself as a frontrunner in the lithium battery industry, with hundreds of thousands of reliable battery packs deployed in the field through top-tier OEMs and a diverse retail customer base. At the forefront of domestic lithium battery cell production, Dragonfly Energy’s patented dry electrode manufacturing process can deliver chemistry-agnostic power solutions for a broad spectrum of applications, including energy storage systems, electric vehicles, and consumer electronics. The Company’s overarching mission is the future deployment of its proprietary, nonflammable, all-solid-state battery cells.

To learn more about Dragonfly Energy and its commitment to clean energy advancements, visit https://investors.dragonflyenergy.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the Company’s guidance for the first quarter of 2026, preliminary results of operations and financial position for fourth quarter and fiscal year 2025, planned products and services, business strategy and plans, market size and growth opportunities, competitive position and technological and market trends. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions.

These forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the Company’s control) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to: improved recovery in the Company’s core markets, including the RV market; the Company’s ability to successfully increase market penetration into target markets; the Company’s ability to penetrate the heavy-duty trucking and other new markets; the growth of the addressable markets that the Company intends to target; the Company’s ability to retain members of its senior management team and other key personnel; the Company’s ability to maintain relationships with key suppliers including suppliers in China; the Company’s ability to maintain relationships with key customers; the Company’s ability to protect its patents and other intellectual property; the Company’s ability to successfully utilize its patented dry electrode battery manufacturing process and optimize solid state cells as well as to produce commercially viable solid state cells in a timely manner or at all, and to scale to mass production; the Company’s ability to timely achieve the anticipated benefits of its licensing arrangement with Stryten Energy LLC; the Company’s ability to achieve the anticipated benefits of its customer arrangements with THOR Industries and THOR Industries’ affiliated brands (including Keystone RV Company); the Company’s ability to maintain the listing of its common stock and public warrants on the Nasdaq Capital Market; the Russian/Ukrainian conflict; the Company’s ability to generate revenue from future product sales and its ability to achieve and maintain profitability; and the Company’s ability to compete with other manufacturers in the industry and its ability to engage target customers and successfully convert these customers into meaningful orders in the future. These and other risks and uncertainties are described more fully in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC and in the Company’s subsequent filings with the SEC available at www.sec.gov.

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Preliminary Results

Fourth quarter and full year 2025 financial and operating results are preliminary, as they are subject to finalization and adjustment in connection with the preparation of the Annual Report on Form 10-K for fiscal 2025 to be filed later this month. During the course of the preparation of these financial statements, Dragonfly may identify items that would require the Company to make material adjustments to the preliminary financial results. As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information. The preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and reviewed by our independent registered public accounting firm.

Financial Tables

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(U.S. Dollars in thousands, except share and per share data)

	As of
	December 31, 2025	December 31, 2024
Current Assets
Cash and cash equivalents	$18,270	$4,849
Accounts receivable, net of allowance for credit losses	4,215	2,416
Inventory	24,234	21,716
Prepaid expenses	1,088	806
Prepaid inventory	937	1,362
Prepaid income tax	353	307
Assets held for sale	-	644
Other current assets	1,083	825
Total Current Assets	50,180	32,925
Property and Equipment
Property and Equipment, Net	20,741	22,107
Operating lease right of use asset, net	15,240	19,737
Other assets	388	445
Total Assets	$86,549	$75,214

Current Liabilities
Accounts payable	$10,322	$10,716
Accrued payroll and other liabilities	4,053	4,129
Accrued tariffs	943	1,915
Accrued settlement, current portion	-	750
Customer deposits	121	317
Deferred revenue, current portion	1,000	1,000
Uncertain tax position liability	-	55
Dividends Payable	317	-
Notes payable, current portion, net of debt issuance costs	433	-
Operating lease liability, current portion	2,533	2,926
Financing lease liability, current portion	35	47
Total Current Liabilities	19,757	21,855
Long-Term Liabilities
Deferred revenue, net of current portion	2,583	3,583
Warrant liabilities	713	5,133
Accrued settlement, net of current portion	-	1,750
Notes payable, non current portion, net of debt issuance costs	9,212	29,646
Operating lease liability, net of current portion	20,470	22,588
Financing lease liability, net of current portion	28	63
Total Long-Term Liabilities	33,006	62,763
Total Liabilities	52,763	84,618
Commitments and Contingencies
Redeemable Preferred Stock
Preferred stock - Series A 5,000 shares at $0.0001 par value, authorized, no shares issued and outstanding as of December 31, 2025 and 2024, respectively	-	-
Preferred stock - Series B, 25,000 shares at $0.0001 par value, authorized, and no shares issued and outstanding as of December 31, 2025 and 2024 respectively	26,417	-
Stockholders’ Equity (Deficit)
Preferred stock, 4,995,000 shares at $0.0001 par value, authorized, no shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	-	-
	-	-
Common stock, 400,000,000 shares at $0.0001 par value, authorized, 12,078,713 and 723,265 shares issued and outstanding as of December 31, 2025 and 2024, respectively	1	-
Additional paid in capital	163,617	72,750
Accumulated deficit	(156,249)	(82,154)
Stockholders’ Equity (Deficit)	7,369	(9,404)
Total Liabilities, Redeemable Preferred Stock and Stockholders’ Equity	$86,549	$75,214

Dragonfly Energy Holdings Corp.

Unaudited Condensed Interim Consolidated Statement of Operations

(U.S. Dollar in Thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024

Net Sales	$13,059	$12,212	$58,630	$50,645

Cost of Goods Sold	10,681	9,674	42,983	39,019

Gross Profit	2,378	2,538	15,647	11,626

Operating Expenses
Research and development	704	956	2,981	5,451
General and administrative	9,384	7,031	25,659	21,909
Selling and marketing	2,490	1,696	10,180	10,025

Total Operating Expenses	12,578	9,683	38,820	37,385

Loss From Operations	(10,200)	(7,145)	(23,173)	(25,759)

Other Income (Expense)
Interest expense, net	(3,713)	(6,251)	(20,265)	(21,504)
Other Expense	131	-	131	(36)
Debt Extinguishment	(31,285)	-	(31,285)	-
Change in fair market value of warrant liability	493	3,554	5,117	6,684
Total Other Expense	(34,374)	(2,697)	(46,302)	(14,856)

Net Loss Before Taxes	(44,574)	(9,842)	(69,475)	(40,615)

Income Tax Benefit	(94)	-	(94)	-

Net Loss	$(44,480)	$(9,842)	$(69,381)	$(40,615)
Less: Preferred Stock Dividends	(874)	-	(874)	-
Net Loss Attributable to Common Shareholders	$(45,354)	$(9,842)	$(70,255)	$(40,615)

Net Loss Per Share- Basic & Diluted	$(14.74)	$(13.89)	$(14.69)	$(59.15)
Weighted Average Number of Shares- Basic & Diluted	3,077,812	708,596	4,783,337	686,683

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Statement of Cash Flows

Twelve Months Ended

(U.S. in thousands)

	2025	2024
Cash flows from Operating Activities
Net Loss	$(69,381)	$(40,615)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities
Stock based compensation	714	1,020
Amortization of debt discount	7,591	7,241
Change in fair market value of warrant liability	(5,117)	(6,684)
Non-cash interest expense (paid-in-kind)	12,047	10,058
Debt restructuring fees (paid-in-kind)	465	-
Provision for credit losses	140	3
Depreciation and amortization	2,236	1,372
Amortization of right of use assets	2,472	2,231
Loss on disposal of property and equipment	199	-
Loss on impairment of right-of-use assets	2,667
Loss on impairment of assets	-	873
Loss on extinguishment of debt	31,285
Write-off of prepaid inventory	-	69
Changes in Assets and Liabilities
Accounts receivable	(1,939)	(780)
Inventories	(2,518)	17,062
Prepaid expenses	(282)	170
Prepaid inventory	425	(50)
Prepaid income tax	(46)	-
Other current assets	(258)	(707)
Other assets	57	(445)
Accounts payable and accrued expenses	1,151	(4,029)
Operating lease liabilities	(3,153)	(1,344)
Accrued tariffs	(972)	202
Accrued settlement	(2,500)	2,500
Deferred revenue	(1,000)	4,583
Uncertain tax position liability	(55)	(36)
Customer deposits	(196)	116
Total Adjustments	43,413	33,425
Net Cash Used in Operating Activities	(25,968)	(7,190)

Cash Flows From Investing Activities
Proceeds from disposal of property and equipment	-	8
Purchase of property and equipment	(1,949)	(2,684)
Net Cash Used in Investing Activities	(1,949)	(2,676)

Cash Flows From Financing Activities
Proceeds from public offering (ATM), net	63	2,043
Proceeds from public offering , net	83,538	-
Proceeds from preferred stock offering, net of fees	7,330	-
Proceeds from note payable, related party	-	2,700
Repayment of note payable, related party	-	(2,700)
Repayment of note payable	(49,081)
Principal payments on finance leases	(47)	(45)
Proceeds from exercise of options	-	4
Payment of debt financing fees	(465)	-
Net Cash Provided by Financing Activities	41,338	2,002

Net Decrease in Cash and cash equivalents	13,421	(7,864)
Cash and cash equivalents - beginning of period	4,849	12,713
Cash and cash equivalents - end of period	$18,270	$4,849

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	7	-
Cash paid for interest	$5	$6,288
Supplemental Non-Cash Items
Purchases of property and equipment, not yet paid	$179	$1,703
Recognition of right of use asset obtained in exchange for operating lease liability	$642	$18,653
Accrued dividends	$317	$-
Dividends paid in kind	$79	$-
Recognition of leasehold improvements obtained in exchange for operating lease liability	$-	$4,683
Recognition of machinery & equipment obtained in exchange for financing lease liability	$-	$53
Accretion of preferred stock discount	$478	$-
Conversion of preferred stock to common stock	$7,330	$-
Conversion of notes payable to preferred shares	$25,000	$-
Recognition of warrant liability - Penny Warrants	$-	$7,354
Recognition of warrant liability - Investor Warrants	$697	$-
Settlement of accrued liability for employee stock purchase plan	$97	$250
Reclassification of assets held for sale to machinery and equipment	$644	$-
Reclassification of assets held for sale	$-	$644

Dragonfly Energy Holdings Corp.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(U.S. Dollars in Thousands)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024
EBITDA Calculation
Net Loss Attributable to Common Shareholders	$(45,355)	$(9,842)	$(70,256)	$(40,615)
Interest Expense	3,713	6,251	20,265	21,504
Taxes	(94)	-	(94)	-
Depreciation and Amortization	425	381	2,236	1,372
EBITDA	$(41,311)	$(3,210)	$(47,849)	$(17,739)

Adjustments to EBITDA
Stock Based Compensation	135	261	714	1,020
Change in fair market value of warrant liability	(493)	(3,554)	(5,117)	(6,684)
Non-Recurring/One-Time Expenses:
Tariff Investigation	-	-	-	463
Stryten Agreement	-	-	-	284
Severance	-	-	35	-
Loss on Impairment of Assets	-	873	-	873
Impairment of right-of-use asset and disposal of associated assets of associated assets	2,432		3,043
Prior year tariff estimate adjustment	-	-	287	-
Preferred Stock Financing expenses	-	-	686	-
Reverse Stock Split	61	90	76	90
Litigation Fees and Loss on Settlement	289	3,124	862	3,124
Loss on Disposal of Assets	126	69	126	69
Debt Restructure Expenses	1,938	-	2,291	-
ChEF Equity Facility termination fee	891	-	891	-
Debt Extinguishment	31,285	-	31,285	-
Preferred Stock Dividend	875	-	875	-
Adjusted EBITDA	(3,772)	(2,347)	(11,795)	(18,500)

Investor Relations:

Eric Prouty

Szymon Serowiecki

AdvisIRy Partners

DragonflyIR@advisiry.com